================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                February 2, 2005
                Date of Report (Date of earliest event reported)


                                Pitney Bowes Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                       1-3579                06-0495050
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               World Headquarters
                1 Elmcroft Road, Stamford, Connecticut 06926-0700
                    (Address of principal executive offices)

                                 (203) 356-5000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information is furnished pursuant to Item 2.02 Disclosure of "Results of Operations and Financial Condition."

On February 2, 2005, the registrant issued a press release setting forth its financial results, including consolidated statements of income, selected segment data, and a reconciliation of GAAP results to adjusted results for the three and twelve month periods ended December 31, 2004 and 2003, and consolidated balance sheets at December 31, 2004, September 30, 2004 and December 31, 2003. A copy of its press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     99.1  Press release of Pitney Bowes Inc. dated February 2, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Pitney Bowes Inc.

February 2, 2005




                                   /s/ B.P. Nolop
                                   ------------------------------
                                   B.P. Nolop
                                   Executive Vice President and
                                   Chief Financial Officer
                                   (Principal Financial Officer)






                                   /s/ J.R. Catapano
                                   ------------------------------
                                   J.R. Catapano
                                   Controller
                                   (Principal Accounting Officer)

                   PITNEY BOWES ANNOUNCES 4TH QUARTER RESULTS
                   ------------------------------------------

STAMFORD, Conn., February 2, 2005 - Pitney Bowes Inc. (NYSE:PBI) today reported fourth quarter and full year 2004 performance that exceeded previous revenue and earnings guidance.

     In summarizing the company's financial performance during the quarter, Chairman and CEO Michael J. Critelli noted, "We had an exceptionally strong finish to the year. We enjoyed good demand worldwide for our mailing products and services and our strategy of focusing on targeted services in key vertical markets is proving successful in our management services business. We are pleased that our customers recognize the benefits of our integrated mail and document management products and services as they position themselves for growth."

     For the fourth quarter 2004, revenue increased 12 percent to $1.36 billion, substantially above the company's previous revenue guidance of five to seven percent. The results were driven by stronger than expected worldwide demand for the company's mailing systems and services, improving trends in the management services business, and continued weakening of the U.S. dollar.

     Net income for the quarter was $82.7 million or $.35 per diluted share versus $.61 per diluted share in the prior year. During the quarter, as previously announced, the company recorded a $13 million after-tax charge resulting from a nationwide settlement of the remaining lawsuits related to an equipment replacement program offered by its leasing subsidiary.

     In addition, the company recorded an after-tax restructuring charge of $71 million. The charge included a $30 million non-cash, after-tax charge for the write-off of pre-implementation costs related to the company's decision not to proceed with certain systems development. This decision comes as a result of the company's changing business profile and organizational realignment. Also included were an $18 million after-tax charge for the anticipated closure of a manufacturing facility in Germany and a $23 million after-tax charge for other restructuring initiatives.

     During 2005, the company expects to record an after-tax gain of approximately $18 million in connection with the sale of its 22-acre Main Plant site.

     Excluding the impact of the charges noted above, the company's fourth quarter adjusted diluted earnings per share was $.71 versus $.66 per diluted share for the prior year on a comparable basis. For the full year 2004, diluted earnings per share from continuing operations was $2.05 versus $2.10 in 2003. Excluding the impact of restructuring charges in both periods and the company's legal settlement in the fourth quarter 2004, adjusted diluted earnings per share from continuing operations was $2.54 in 2004 versus $2.41 in 2003.

     Non-core Capital Services financing contributed $.02 per diluted share in the fourth quarter 2004 versus $.04 per diluted share in the fourth quarter 2003. For the full year 2004, diluted earnings per share included $.09 per diluted share from non-core Capital Services compared with $.16 per diluted share for the full-year 2003.

     The company generated $217 million in cash from operations during the quarter, bringing the total to $945 million for the full year 2004. Subtracting $317 million in capital expenditures and excluding $66 million in payments associated with the restructuring program, adjusted free cash flow for the full-year 2004 was $694 million.

     The company used $25 million to repurchase 556 thousand of its shares during the quarter, bringing the totals for the year to $200 million and 4.7 million shares, for an average price of $42.60 per share. The company has $200 million of remaining authorization for future share repurchases.

     The board of directors of the company authorized an increased dividend on its common stock to an annualized rate of $1.24 per share. This is the twenty-third consecutive year that the company has increased the dividend on its common stock.

     In the Global Mailstream Solutions Segment, revenue increased 12 percent and earnings before interest and taxes (EBIT) increased eight percent when compared with the prior year. In the U.S., there continued to be strong revenue growth from small business mailing products, supplies, payment solutions and mail services. Mail services operations experienced very strong revenue growth from both existing and acquired sites. Also, the company enjoyed greater than expected demand for its networked digital mailing systems by medium-sized customers.

     Outside of the U.S., revenue grew organically at a double-digit pace due primarily to strong growth in Europe, led by excellent results in the UK. This strong performance reflected an increase in production mail equipment placements with large customers and an increase in meter and mailing equipment placements with small businesses. Revenue growth also benefited from favorable foreign currency exchange rates.

     In the Global Enterprise Solutions Segment, revenue increased 15 percent and EBIT increased 36 percent versus the prior year.

     Pitney Bowes Management Services (PBMS) reported revenue of $273 million for the quarter, an increase of four percent and a significantly greater percentage increase in EBIT when compared with the prior year. Its EBIT margin improved versus the prior quarter and the prior year, helped by a focus on higher margin service offerings and ongoing administrative cost reduction initiatives. During the quarter PBMS experienced strong new business and a continued improvement in transactional reprographic volumes. Also, the consolidation and reduction of business with existing accounts continues to subside.

     Document Messaging Technologies (DMT) reported revenue growth of 46 percent to $131 million for the quarter and EBIT grew at a similar rate. These results reflect the continued successful integration of Group 1 Software and ongoing demand for DMT's leading edge, information-based inserting and sortation equipment. Group1 Software, which provides industry leading document composition and mail hygiene software, experienced strong demand for its software products and services during the quarter.

     In the Capital Services Segment, revenue for the quarter declined eight percent and EBIT declined 29 percent due to a smaller asset base. During the quarter, the company announced that it intends to pursue a sponsored spin-off of its external financing business.

The new entity would be an independent, publicly traded company consisting of most of the assets in the Capital Services segment, including assets related to Imagistics International, Inc.

     In 2005, the company expects revenue growth in the range of nine to eleven percent for the first quarter and seven to nine percent for the full year.

     During the year, the company expects to record additional after-tax restructuring charges in the range of $13 million to $26 million, or $.06 to $.11 per diluted share, net of the anticipated gain on the sale of its Main Plant site. These charges relate to the continued realignment and streamlining of the company's worldwide infrastructure requirements.

     Including these net restructuring charges, the company expects diluted earnings per share to be in the range of $2.51 to $2.64 for the full year 2005. Excluding these charges, adjusted diluted earnings per share is expected to be in the range of $2.62 to $2.70 for the full year 2005 and in the range of $.60 to $.62 for the first quarter of the year. The company is not able to give quarterly guidance inclusive of restructuring charges at this time because the timing of some of the restructuring activities is uncertain and not completely within our control.

     In July of 2005, the company expects to adopt Statement of Financial Accounting Standards No. 123 for share-based payments. The annual impact on diluted earnings per share of this new accounting pronouncement, which is not included in the estimates noted above, is expected to be in the range of $.07 to $.09, which is comparable with 2004.

     As noted above, the board of directors declared a quarterly cash dividend of the company's common stock of 31 cents per share, payable March 12, 2005, to stockholders of record on February 18, 2005. The board also declared a quarterly cash dividend of 53 cents per share on the company's $2.12 convertible preference stock, payable April 1, 2005, to stockholders of record on March 15, 2005, and a quarterly cash dividend of 50 cents per share on the company's 4% convertible cumulative preferred stock, payable May 1, 2005 to stockholders of record on April 15, 2005.

     Management of Pitney Bowes will discuss the company's financial results in a conference call today scheduled for 8:00 a.m. EST. Instructions for listening to the conference call over the WEB are available on the Investor Relations page of the company's web site at http://www.pb.com/investorrelations.
                             -----------------------------------

     Pitney Bowes engineers the flow of communication. The company is a $5.0 billion global leader of integrated mail and document management solutions headquartered in Stamford, Connecticut. For more information about the company, its products, services and solutions, visit www.pitneybowes.com.
                                            -------------------
     Pitney Bowes has presented in this earnings release diluted earnings per share on an adjusted basis. Also, management has included a presentation of free cash flow on an adjusted basis and earnings before interest and taxes (EBIT). Management believes this presentation provides a reasonable basis on which to present the adjusted financial information, and is provided to assist in investors' understanding of the Company's results of operations. The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP). However, the earnings per share and free cash flow results are adjusted to exclude the impact of special items such as restructuring charges and write downs of assets, which materially impact the comparability of the Company's results of operations. The use of free cash flow has limitations. GAAP cash flow has the advantage of including all cash available to the company after actual expenditures for all purposes. Free cash flow permits a shareholder insight into the amount of cash that management could have available for discretionary uses if it made different decisions about employing its cash. It adds back long-term commitments such as capital expenditures, as well as special items like cash used for restructuring charges. Of course, each of these items uses cash that is not otherwise available to the company and are important expenditures. Management compensates for these limitations by using a combination of GAAP cash flow and free cash flow in doing its planning.

     The adjusted financial information and certain financial measures such as EBIT are intended to be more indicative of the ongoing operations and economic results of the Company. EBIT excludes interest payments and taxes, both cash items, and as a result, has the effect of showing a greater amount of earnings than net income. The company believes that interest payments and taxes, though important, do not reflect the management effectiveness as these items are largely outside of their control. In assessing performance, the company uses both EBIT and net income.

     This adjusted financial information should not be construed as an alternative to our reported results determined in accordance with GAAP. Further, our definition of this adjusted financial information may differ from similarly titled measures used by other companies.

     Pitney Bowes has provided in supplemental schedules attached for reference adjusted financial information and a quantitative reconciliation of the differences between the adjusted financial measures with the financial measures calculated and presented in accordance with GAAP, except with respect to our guidance because it would not be meaningful. Additional reconciliation of adjusted financial measures to financial measures calculated and presented in accordance with GAAP may be found at the Company's web site http://www.pb.com/investorrelations in the Investor Relations section.
-----------------------------------

     The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "anticipates," "intends" and other similar words. Such forward-looking statements include, but are not limited to, statements about possible restructuring charges and our future guidance, including our expected revenue in the first quarter and full year 2005, and our expected diluted earnings per share for the first quarter and for the full year 2005. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2003 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions or business spin-offs. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

================================================================================
Note: Consolidated statements of income for the three and twelve months ended December 31, 2004 and 2003, and consolidated balance sheets at December 31, 2004, September 30, 2004, and December 31, 2003, are attached.


                                Pitney Bowes Inc.
                        Consolidated Statements of Income
                                   (Unaudited)
                                   -----------

(Dollars in thousands, except per share data)

                                               Three Months Ended December 31,            Twelve Months Ended December 31,
                                            -------------------------------------      --------------------------------------
                                                      2004               2003 (1)                 2004                2003 (1)
                                            --------------       ---------------       ---------------        ---------------
Revenue from:
    Sales                                   $      446,768       $       384,713       $     1,462,967        $   1,325,490
    Rentals                                        202,510               198,707               804,351                785,130
    Business services                              343,284               291,417             1,268,027              1,119,146
    Support services                               184,863               156,759               682,788                617,800
    Core financing                                 164,987               159,723               640,184                616,414
    Non-core financing                              19,683                23,698                99,123                112,873
                                            --------------       ---------------       ---------------        ---------------

           Total revenue                         1,362,095             1,215,017             4,957,440              4,576,853
                                            --------------       ---------------       ---------------        ---------------

Costs and expenses:
    Cost of sales                                  200,036               180,352               663,584                611,620
    Cost of rentals                                 40,104                42,990               164,074                170,557
    Cost of business services                      285,322               240,884             1,046,747                921,027
    Cost of support services                        92,998                81,416               353,658                323,279
    Cost of non-core financing                           -                     -                13,017                      -
    Selling, general and administrative            411,557               361,310             1,511,031              1,400,480
    Research and development                        42,272                37,499               159,835                147,262
    Restructuring charge                           110,780                20,248               157,634                116,713
    Other expense (income)                          19,666                  (117)               19,666                   (117)
    Interest, net                                   44,519                40,381               168,746                164,941
                                            --------------       ---------------       ---------------        ---------------

           Total costs and expenses              1,247,254             1,004,963             4,257,992              3,855,762
                                            --------------       ---------------       ---------------        ---------------

Income from continuing operations
  before income taxes                              114,841               210,054               699,448                721,091

Provision for income taxes                          32,143                66,460               218,922                226,244
                                            --------------       ---------------       ---------------        ---------------

Income from continuing operations                   82,698               143,594               480,526                494,847
Discontinued operations                                  -                 3,270                     -                  3,270
                                            --------------       ---------------       ---------------        ---------------

Net income                                  $       82,698       $       146,864       $       480,526        $       498,117
                                            ==============       ===============       ===============        ===============

Basic earnings per share
  Continuing operations                     $         0.36       $          0.62       $          2.08        $          2.12
  Discontinued operations                                -                  0.01                     -                   0.01
                                            --------------       ---------------       ---------------        ---------------

  Net income                                $         0.36       $          0.63       $          2.08        $          2.13
                                            ==============       ===============       ===============        ===============

Diluted earnings per share
  Continuing operations                     $         0.35       $          0.61       $          2.05        $          2.10
  Discontinued operations                                -                  0.01                     -                   0.01
                                            --------------       ---------------       ---------------        ---------------

  Net income                                $         0.35       $          0.62       $          2.05        $          2.11
                                            ==============       ===============       ===============        ===============

Average common and potential common
    shares outstanding                         233,596,974           235,667,044           234,133,211            236,165,024
                                            ==============       ===============       ===============        ===============


(1) Prior year amounts have been reclassified to conform with the current year presentation.


                                Pitney Bowes Inc.
                           Consolidated Balance Sheets
                                   (Unaudited)
                                   -----------

(Dollars in thousands, except per share data)

Assets                                                                  12/31/04            9/30/04           12/31/03
------                                                               --------------      -------------     --------------
Current assets:
      Cash and cash equivalents                                      $      316,217      $     346,522     $      293,812
      Short-term investments, at cost which
          approximates market                                                 3,933              3,758                 28
      Accounts receivable, less allowances:
          12/04  $50,254   9/04 $37,632    12/03 $39,778                    567,772            495,414            459,106
      Finance receivables, less allowances:
          12/04  $71,001   9/04 $69,382    12/03 $62,269                  1,400,593          1,355,727          1,358,691
      Inventories                                                           206,697            214,396            209,527
      Other current assets and prepayments                                  197,874            199,912            192,011
                                                                     --------------      -------------     --------------

            Total current assets                                          2,693,086          2,615,729          2,513,175
                                                                     --------------      -------------     --------------

Property, plant and equipment, net                                          644,495            680,048            653,661
Rental equipment and related inventories, net                               475,905            458,604            414,341
Property leased under capital leases, net                                     3,081              2,243              2,230
Long-term finance receivables, less allowances:
          12/04  $102,074  9/04 $105,089   12/03 $78,915                  1,820,733          1,794,556          1,654,419
Investment in leveraged leases                                            1,585,030          1,554,844          1,534,864
Goodwill                                                                  1,411,381          1,298,944            956,284
Intangible assets, net                                                      323,737            289,776            203,606
Other assets                                                                863,132            850,267            958,808
                                                                     --------------      -------------     --------------

Total assets                                                         $    9,820,580      $   9,545,011     $    8,891,388
                                                                     ==============      =============     ==============

Liabilities and stockholders' equity
------------------------------------

Current liabilities:
      Accounts payable and accrued liabilities                       $    1,475,107      $   1,320,799     $    1,392,597
      Income taxes payable                                                  218,605            205,363            154,799
      Notes payable and current portion of
          long-term obligations                                           1,068,946          1,097,551            728,658
      Advance billings                                                      421,819            404,012            370,915
                                                                     --------------      -------------     --------------

            Total current liabilities                                     3,184,477          3,027,725          2,646,969
                                                                     --------------      -------------     --------------

Deferred taxes on income                                                  1,771,825          1,760,054          1,659,226
Long-term debt                                                            2,908,894          2,823,286          2,840,943
Other noncurrent liabilities                                                355,303            405,784            346,888
                                                                     --------------      -------------     --------------

            Total liabilities                                             8,220,499          8,016,849          7,494,026
                                                                     --------------      -------------     --------------

Preferred stockholders' equity in a
      subsidiary company                                                    310,000            310,000            310,000

Stockholders' equity:
      Cumulative preferred stock, $50 par value,
          4% convertible                                                         19                 19                 19
      Cumulative preference stock, no par value,
          $2.12 convertible                                                   1,252              1,255              1,315
      Common stock, $1 par value                                            323,338            323,338            323,338
      Retained earnings                                                   4,243,404          4,223,052          4,057,654
      Accumulated other comprehensive income                                135,526             72,674             18,063
      Treasury stock, at cost                                            (3,413,458)        (3,402,176)        (3,313,027)
                                                                     --------------      -------------     --------------

            Total stockholders' equity                                    1,290,081          1,218,162          1,087,362
                                                                     --------------      -------------     --------------

Total liabilities and stockholders' equity                           $    9,820,580      $   9,545,011     $    8,891,388
                                                                     ==============      =============     ==============


                                Pitney Bowes Inc.
                                Revenue and EBIT
                               By Business Segment
                               December 31, 2004
                                   (Unaudited)
                                   -----------

(Dollars in thousands)
                                                                                                 %
                                                        2004               2003 (2)            Change
                                                   --------------      ---------------      ------------
Fourth Quarter
--------------

      Revenue
      -------
      Global Mailstream Solutions                  $      927,849      $       830,800               12%
      Global Enterprise Solutions                         403,547              350,939               15%
      Capital Services                                     30,699               33,278               (8%)
                                                   --------------      ---------------      ------------

      Total Revenue                                $    1,362,095      $     1,215,017               12%
                                                   ==============      ===============      ============

      EBIT (1)
      ----

      Global Mailstream Solutions                  $      285,741      $       264,941                8%
      Global Enterprise Solutions                          37,961               28,007               36%
      Capital Services                                     15,984               22,385              (29%)
                                                   --------------      ---------------      ------------

      Total EBIT                                          339,686              315,333                8%

      Unallocated amounts:
         Interest, net                                    (44,519)             (40,381)
         Corporate expense                                (49,880)             (44,767)
         Restructuring charge                            (110,780)             (20,248)
         Other (expense) income                           (19,666)                 117
                                                   --------------      ---------------
      Income before income taxes                   $      114,841      $       210,054
                                                   ==============      ===============


(1) Earnings before interest and taxes (EBIT) excludes general corporate expenses.

(2) Prior year amounts have been reclassified to conform with the current year presentation.



                                Pitney Bowes Inc.
                                Revenue and EBIT
                               By Business Segment
                                December 31, 2004
                                   (Unaudited)
                                   -----------

(Dollars in thousands)
                                                                                                     %
                                                          2004                2003 (2)             Change
                                                   -----------------      ----------------      ------------
Year to Date
------------

      Revenue
      -------

      Global Mailstream Solutions                  $       3,389,579      $      3,143,231                8%
      Global Enterprise Solutions                          1,426,346             1,279,909               11%
      Capital Services                                       141,515               153,713               (8%)
                                                   -----------------      ----------------      ------------

      Total Revenue                                $       4,957,440      $      4,576,853                8%
                                                   =================      ================      ============

      EBIT (1)
      ----

      Global Mailstream Solutions                  $       1,051,372      $        991,812                6%
      Global Enterprise Solutions                             94,267                81,139               16%
      Capital Services                                        80,883                98,656              (18%)
                                                   -----------------      ----------------      ------------

      Total EBIT                                           1,226,522             1,171,607                5%

      Unallocated amounts:
         Interest, net                                      (168,746)             (164,941)
         Corporate expense                                  (181,028)             (168,979)
         Restructuring charge                               (157,634)             (116,713)
         Other (expense) income                              (19,666)                  117
                                                   -----------------      ----------------
      Income before income taxes                   $         699,448      $        721,091
                                                   =================      ================

(1) Earnings before interest and taxes (EBIT) excludes general corporate expenses.

(2) Prior year amounts have been reclassified to conform with the current year presentation.


                                Pitney Bowes Inc.
       Reconciliation of Reported Consolidated Results to Adjusted Results
                                   (Unaudited)
                                   -----------

(Dollars in thousands, except per share amounts)

                                                            Three months ended December 31,       Twelve months ended December 31,
                                                          ----------------------------------    -----------------------------------
                                                                       2004             2003              2004                 2003
                                                          -----------------   --------------    --------------   ------------------

GAAP income from continuing operations
  before income taxes, as reported                        $         114,841   $      210,054    $      699,448   $          721,091
    Restructuring charge                                            110,780           20,248           157,634              116,713
    Legal settlements                                                19,666          (10,117)           19,666              (10,117)
    Contributions to charitable foundations                               -           10,000                 -               10,000
                                                          -----------------   --------------    --------------   ------------------
Income from continuing operations
  before income taxes, as adjusted                                  245,287          230,185           876,748              837,687
Provision for income taxes, as adjusted                              79,107           73,705           282,749              268,216
                                                          -----------------   --------------    --------------   ------------------
Income from continuing operations, as adjusted            $         166,180   $      156,480    $      593,999   $          569,471
                                                          =================   ==============    ==============   ==================


GAAP diluted earnings per share, as reported              $            0.35   $         0.62    $         2.05   $             2.11
Income from discontinued operations                                       -            (0.01)                -                (0.01)
                                                          -----------------   --------------    --------------   ------------------
GAAP diluted earnings per share from continuing
  operations, as reported                                 $            0.35   $         0.61    $         2.05   $             2.10
    Restructuring charge                                               0.30             0.05              0.43                 0.32
    Legal settlements                                                  0.05            (0.03)             0.05                (0.03)
    Contributions to charitable foundations                               -             0.03                 -                 0.03
                                                          -----------------   --------------    --------------   ------------------
Diluted earnings per share from continuing
  operations, as adjusted                                 $            0.71   $         0.66    $         2.54   $             2.41
                                                          =================   ==============    ==============   ==================


GAAP net cash provided by operating activities,
  as reported                                             $         216,821   $      175,418    $      944,639   $          851,261
     Capital expenditures                                           (90,757)         (71,543)         (316,982)            (285,681)
                                                          -----------------   --------------    --------------   ------------------
Free cash flow                                                      126,064          103,875           627,657              565,580
     Payments related to restructuring charge                        21,207           20,997            66,055               62,751
     Pension plan investment                                              -           50,000                 -               50,000
     Contributions related to charitable foundations                      -           10,000                 -               10,000
                                                          -----------------   --------------    --------------   ------------------
Free cash flow, as adjusted                               $         147,271   $      184,872    $      693,712   $          688,331
                                                          =================   ==============    ==============   ==================


Note: The sum of the earnings per share amounts may not equal the totals above due to rounding.